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                                                                 EXHIBIT 99.1


                                  NEWS RELEASE


RELEASE: Immediate                                  NASDAQ:      BDYN

CONTACT: Peter J. Finnerty
         (973) 359-8444


                        BIODYNAMICS INTERNATIONAL, INC.
                 UPDATED REPORT ON WORKING CAPITAL NEGOTIATIONS

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PARSIPPANY, NEW JERSEY - (August 29, 1997) - BDYN announced today that it has reached an agreement in principle with Renaissance Capital Group, Dallas, Texas, ("Renaissance") to provide approximately $1 million of additional capital to the Company. The additional funding will initially be in the form of a bridge loan while certain details of the Agreement are worked out between Renaissance, the Mezzanine Lenders, the institutional Investors and the Company.

Biodynamics International, Inc. is a world leader in safe bioimplants for tissue repair, with offices in Parsippany, New Jersey and Erlangen, Germany, processing and manufacturing facilities in Alachua, Florida and Neunkirchen, Germany and worldwide distribution.



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